UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 27, 2010
L-3 COMMUNICATIONS HOLDINGS, INC.
L-3 COMMUNICATIONS CORPORATION
(Exact name of registrants as specified in their charters)

DELAWARE	001-14141	13-3937434
	333-46983	13-3937436

(State or other Jurisdiction of Incorporation)	(Commission File Numbers)	(IRS Employer Identification Nos.)

600 THIRD AVENUE, NEW YORK, NEW YORK	10016

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (212) 697-1111
(Former name or former address if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5 — CORPORATE GOVERNANCE AND MANAGEMENT

ITEM 5.02.	— Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(e) On April 27, 2010, L-3 Communications Holdings, Inc. (the “Company”) modified the terms of the Amended and Restated 2008 L-3 Communications Holdings, Inc. Long Term Performance Plan Restricted Stock Unit Agreement (the “RSU Agreement”) of Carl E. Vuono, the Company’s Senior Vice President and President of L-3’s Services Group, to waive minimum time limits under the Plan for retirement treatment. As previously disclosed by the Company, on April 14, 2010, Mr. Vuono informed the Company that he intends to retire from the Company effective June 1, 2010. A copy of the RSU Agreement is attached hereto as Exhibit 99.1
     As discussed below, on April 27, 2010, the Company held its Annual Meeting of Stockholders (the “Annual Meeting”), at which the Company’s stockholders approved an amendment to the L-3 Communications Holdings, Inc. 2008 Long Term Performance Plan (as amended, the “Amended and Restated Plan”). The principal purpose of the amendment is to increase the number of shares authorized for issuance under the 2008 Long Term Performance Plan to approximately 12.2 million shares, except that each share of the Company’s common stock issued under a “full value” award (awards other than stock options or stock appreciation rights) will be counted as 2.6 shares for purposes of this share limit.
     A description of the material features of the Amended and Restated Plan described above is set forth in the Company’s definitive proxy statement for the Annual Meeting filed on March 15, 2010 (the “Proxy Statement”), in the section entitled “Proposal 2. Approval of the L-3 Communications Holdings, Inc. Amended and Restated 2008 Long Term Performance Plan,” which is incorporated herein by reference to the Company’s Proxy Statement as Exhibit 99.2. The above description of the Amended and Restated Plan is qualified in its entirety by reference to the copy of such plan which is attached to the Proxy Statement as Exhibit A and incorporated herein by reference as Exhibit 10.1.

ITEM 5.07.	— Submission of Matters to a Vote of Security Holders.
As discussed above, on April 27, 2010, the Company held its Annual Meeting. Of the 115,702,359 shares outstanding and entitled to vote, 96,466,651 shares were represented at the meeting, or an 83.37% quorum. The final results of voting for each matter submitted to a vote of stockholders at the meeting are as follows:
Proposal 1 — Election of Directors
The following three individuals were elected to the Board of Directors to serve as directors until the Annual Meeting of Stockholders in 2013 and until their successors have been duly elected and qualified.

	Votes Cast	Votes	Broker
	For	Withheld	Non-Votes

Claude R. Canizares	79,122,230	7,149,991	10,194,430

Thomas A. Corcoran	78,414,321	7,857,900	10,194,430

Alan H. Washkowitz	80,989,978	5,282,243	10,194,430
The following individual was elected to the Board of Directors to serve as a director until the Annual Meeting of Stockholders in 2012 and until his successor has been duly elected and qualified.

	Votes Cast	Votes	Broker
	For	Withheld	Non-Votes

Lewis Kramer	84,052,740	2,219,481	10,194,430

Proposal 2 — Approval of the L-3 Communications Holdings, Inc. Amended and Restated 2008 Long Term Performance Plan
The L-3 Communications Holdings, Inc. Amended and Restated 2008 Long Term Performance Plan was approved. There were 76,715,015 votes for the approval, 9,307,066 votes against the approval, 250,015 abstentions and 10,194,555 broker non-votes.
Proposal 3 — Ratification of the Appointment of PricewaterhouseCoopers LLP as independent registered public accounting firm
The appointment of PricewaterhouseCoopers LLP as the company’s independent registered public accounting firm for the fiscal year ending December 31, 2010 was ratified. There were 94,655,815 votes for the appointment, 1,571,019 votes against the appointment and 239,817 abstentions.

SECTION 9— FINANCIAL SATEMENTS AND EXHIBITS

ITEM 9.01.	— Financial Statements and Exhibits.
(d)	Exhibits

Exhibit
Number	Title
10.1
L-3 Communications Holdings, Inc. Amended and Restated 2008 Long Term Performance Plan (incorporated herein by reference to Exhibit A of the Company’s definitive Proxy Statement filed on March 15, 2010).

99.1	L-3 Communications Holdings, Inc. Amended and Restated 2008 Long Term Performance Plan Restricted Stock Unit Agreement for Carl E. Vuono, as amended.
99.2
The section entitled “Proposal 2. Approval of the L-3 Communications Holdings, Inc. Amended and Restated 2008 Long Term Performance Plan” appearing on pages 9-15 of the Company’s Proxy Statement is incorporated herein by reference to the Company’s definitive Proxy Statement filed on March 15, 2010.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

L-3 COMMUNICATIONS HOLDINGS, INC. L-3 COMMUNICATIONS CORPORATION
By:	/s/ Allen E. Danzig
	Name:	Allen E. Danzig
	Title:	Vice President, Assistant General Counsel and Assistant Secretary

Dated: April 30, 2010

EXHIBIT INDEX

Exhibit
Number	Description
10.1
L-3 Communications Holdings, Inc. Amended and Restated 2008 Long Term Performance Plan (incorporated herein by reference to Exhibit A of the Company’s definitive Proxy Statement filed on March 15, 2010).

99.1	L-3 Communications Holdings, Inc. Amended and Restated 2008 Long Term Performance Plan Restricted Stock Unit Agreement for Carl E. Vuono, as amended.
99.2
The section entitled “Proposal 2. Approval of the L-3 Communications Holdings, Inc. Amended and Restated 2008 Long Term Performance Plan” appearing on pages 9-15 of the Company’s Proxy Statement is incorporated herein by reference to the Company’s definitive Proxy Statement filed on March 15, 2010.